EXHIBIT 99.1

Eagle Bancorp Announces Second Quarter Earnings and Declares Quarterly Cash Dividend

HELENA, Mont., Jan. 19, 2006 (PRIMEZONE) -- Eagle Bancorp ("Eagle") (OTCBB:EBMT), the stock holding company of American Federal Savings Bank (the "Bank"), reported net income of $445,000, or $0.41 per share ($0.37 per share diluted), for the three months ended December 31, 2005, and declared a cash dividend of $0.20 per share. These earnings represent a decrease of 22.1% compared to $571,000 for the quarter ended December 31, 2004. Earnings for the six month period ended December 31, 2005 were $944,000, or $0.87 per share ($0.78 per share diluted), an increase of $16,000, or 1.7%, compared to $928,000 for the six month period ended December 31, 2004.

Also today, Eagle's Board of Directors declared a quarterly cash dividend of $0.20 per share for the second quarter of Eagle's fiscal year. The dividend is payable February 10, 2006 to shareholders of record at the close of business on January 27, 2006.

The decrease in net income of $126,000 for the second quarter was the result of a decrease in noninterest income of $106,000 and an increase in noninterest expense of $79,000, offset by an increase in net interest income of $38,000. Eagle's tax provision was $21,000 lower in the current quarter. Noninterest income decreased due to a decline in income from loan servicing. The quarter ended December 31, 2004 included an upward adjustment in the value of Eagle's mortgage loan servicing rights of $108,000, while the current quarter had no adjustment. Eagle's annualized return on assets was 0.83% and its annualized return on equity was 7.95% for the quarter, compared with 1.13% and 9.50%, respectively, for the same quarter in 2004.

Total interest and dividend income increased by $313,000 to $2.58 million for the quarter ended December 31, 2005 from $2.27 million for the quarter ended December 31, 2004. This was due to an increase in interest and fees on loans of $390,000, which was partially offset by a decrease in interest on securities available-for-sale of $93,000. Total interest expense increased $275,000 to $896,000 for the quarter ended December 31, 2005 from $621,000 for the quarter ended December 31, 2004. Interest on advances increased $146,000 and interest on deposits increased $129,000.

Earnings for the six month period ended December 31, 2005 were $944,000, or $0.87 per share ($0.78 per share diluted), an increase of $16,000, or 1.7%, compared to $928,000, or $0.80 per share ($0.77 per share diluted) for the six month period ended December 31, 2004. The increase in net income for the period was the result of increases in net interest income of $139,000 and noninterest income of $105,000, partially offset by an increase in noninterest expense of $171,000. Eagle's tax provision was $57,000 higher in the current period. Eagle's annualized return on assets was 0.90% and its annualized return on equity was 8.45%, compared with 0.92% and 7.80%, respectively, for the same six-month period in 2004.

Total assets increased $6.6 million, or 3.2%, to $213.0 million at December 31, 2005 from $206.4 million at June 30, 2005. Loans receivable increased $15.3 million, or 14.3%, to $122.1 million from $106.8 million, while investment securities available-for-sale decreased $7.2 million, or 9.6%, to $68.0 million from $75.2 million. Advances from the Federal Home Loan Bank increased $1.8 million, to $11.7 million from $9.9 million, while deposits were down slightly. Eagle issued trust preferred securities in the amount of $5.0 million during the first quarter of the fiscal year. Total stockholders' equity increased $147,000, or 0.7%, to $22.41 million at December 31, 2005 from $22.26 million at June 30, 2005, as a result of net income for the period of $944,000, offset by purchases of treasury stock ($284,000), dividends for the period, and an increase in accumulated other comprehensive loss of $409,000 mainly due to an increase in net unrealized loss on securities available-for-sale.

American Federal Savings Bank was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend. Eagle's common stock trades on the OTC Bulletin Board under the symbol "EBMT." Eagle is a subsidiary of Eagle Financial MHC, a federal mutual holding company formed in 2000, which owns approximately 59% of Eagle Bancorp's common stock.

This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Eagle intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions.

Financial highlights for Eagle Bancorp follow.

 EAGLE BANCORP AND SUBSIDIARY
 (consolidated)
 (Dollars in Thousands)

                                         Dec. 31, 2005   June 30, 2005
                                          (Unaudited)       (Audited)
 ASSETS                                     --------        --------
 Cash and due from banks                       4,697           3,122
 Interest-bearing deposits with banks            214           1,844
                                            --------        --------
 Total cash and cash equivalents               4,911           4,966

 Investment securities available-
  for-sale, at market value                   67,967          75,227
 Investment securities held-to-maturity,
  at cost                                      1,110           1,201
 Investment in nonconsolidated subsidiary        155              --
 Federal Home Loan Bank stock, at cost         1,315           1,315
 Mortgage loans held-for-sale                    813           2,148
 Loans receivable, net of deferred
  loan fee and allowance for loan losses     122,077         106,839
 Accrued interest and dividends receivable     1,142           1,102
 Mortgage servicing rights, net                1,814           1,857
 Property and equipment, net                   6,123           6,242
 Cash surrender value of life insurance        5,141           5,049
 Real estate acquired in settlement of
  loans, net of allowance for losses               0               0
 Other assets                                    452             468
                                            --------        --------

   Total assets                              213,020         206,414
                                            ========        ========

 LIABILITIES
 Deposit accounts:
  Noninterest bearing                         12,278          11,660
  Interest bearing                           159,824         160,837
 Advances from Federal Home Loan Bank         11,702           9,885
 Long-Term Subordinated Debentures             5,155              --
 Accrued expenses and other liabilities        1,649           1,767
                                            --------        --------
   Total liabilities                         190,608         184,149

 EQUITY
 Preferred stock (no par value,
  1,000,000 shares authorized, none
  issued or outstanding)
 Common stock (par value $0.01 per
  share; 9,000,000 shares authorized;
  1,223,572 shares issued; 1,095,372 and
  1,103,972 shares outstanding at
  December 31, 2005 and June 30,
  2005, respectively)                             12              12
 Additional paid-in capital                    4,246           4,188
 Unallocated common stock held by
  employee stock ownership plan ("ESOP")        (147)           (165)
 Treasury stock, at cost (128,200 and
  119,600 shares at December 31, 2005
  and June 30, 2005, respectively)            (4,332)         (4,048)
 Retained earnings                            23,394          22,630
 Accumulated other comprehensive
  (loss) income                                 (761)           (352)
                                            --------        --------
    Total equity                              22,412          22,265

    Total liabilities and equity             213,020         206,414
                                            ========        ========

                     EAGLE BANCORP AND SUBSIDIARY
                   Consolidated Statements of Income
               (In Thousands, except for Per Share Data)

                             Three Months Ended     Six Months Ended
                                 December 31,         December 31,
                            --------------------  --------------------
                               2005       2004       2005       2004
                            ---------  ---------  ---------  ---------
 Interest and
  Dividend Income:
 Interest and fees on loans $   1,897  $   1,507  $   3,687  $   2,972
 Interest on deposits
  with banks                       36          9         47         25
 FHLB Stock dividends               0          7          0         21
 Securities available-
  for-sale                        640        733      1,263      1,429
 Securities held-to-maturity       13         17         27         34
                            ---------  ---------  ---------  ---------
    Total interest and
     dividend income            2,586      2,273      5,024      4,481
                            ---------  ---------  ---------  ---------

 Interest Expense:
 Deposits                         717        588      1,383      1,167
 Int on borrowings                179         33        281         93
                            ---------  ---------  ---------  ---------
    Total interest expense        896        621      1,664      1,260
                            ---------  ---------  ---------  ---------

 Net Interest Income            1,690      1,652      3,360      3,221
 Loan loss provision                0          0          0          0
                            ---------  ---------  ---------  ---------
 Net interest income after
  loan loss provision           1,690      1,652      3,360      3,221
                            ---------  ---------  ---------  ---------

 Noninterest income:
 Net gain on sale of loans        128        111        301        225
 Demand deposit service
  charges                         136        145        279        284
 Mortgage loan servicing fees     130        251        321        336
 Net gain on sale of
  available-for-sale
  securities                        0         10          1         10
 Other                            123        106        258        200
                            ---------  ---------  ---------  ---------
    Total noninterest income      517        623      1,160      1,055
                            ---------  ---------  ---------  ---------

 Noninterest expense:
 Salaries and employee
  benefits                        906        807      1,738      1,616
 Occupancy expenses               133        122        258        248
 Furniture and equipment
  depreciation                     78         80        157        158
 In-house computer expense         68         66        135        128
 Advertising expense               46         47        116         87
 Amortization of mtg
  servicing fees                   92         93        198        189
 Federal insurance premiums         6          6         12         12
 Postage                           19         23         42         48
 Legal,accounting, and
  examination fees                 61         49         95         84
 Consulting fees                   12         12         30         23
 ATM processing                    12         12         24         24
 Other                            204        241        424        441
                            ---------  ---------  ---------  ---------
    Total noninterest
     expense                    1,637      1,558      3,229      3,058
                            ---------  ---------  ---------  ---------
 Income before provision
  for income taxes                570        717      1,291      1,218
                            ---------  ---------  ---------  ---------
 Provision for income taxes       125        146        347        290
                            ---------  ---------  ---------  ---------
 Net income                 $     445  $     571  $     944  $     928
                            =========  =========  =========  =========
 Basic earnings per share   $    0.41  $    0.50  $    0.87  $    0.80
                            =========  =========  =========  =========
 Diluted earnings per share $    0.37  $    0.48  $    0.78  $    0.77
                            =========  =========  =========  =========
 Weighted average
  shares outstanding
  (basic eps)               1,077,640  1,145,492  1,079,122  1,158,823
                            =========  =========  =========  =========
 Weighted average
  shares outstanding
  (diluted eps)             1,204,412  1,199,812  1,203,835  1,199,235
                            =========  =========  =========  =========

CONTACT: Eagle Bancorp, Helena
         Larry A. Dreyer, President and Chief Executive Officer
           (406) 457-4012
         Peter J. Johnson, Executive Vice President and CFO
           (406) 457-4006